Exhibit 99.1

Leslie’s, Inc. Announces Fourth Quarter & Fiscal 2023 Financial Results;

Provides Fiscal 2024 Outlook

•
Sales of $432.4 million in the fourth quarter and $1,451.2 million in Fiscal 2023
•
Net income of $16.5 million in the fourth quarter and $27.2 million in Fiscal 2023
•
Adjusted EBITDA of $59.5 million in the fourth quarter and $168.1 million in Fiscal 2023
•
Diluted earnings per share of $0.09 in the fourth quarter and $0.15 in Fiscal 2023
•
Adjusted diluted earnings per share of $0.14 in the fourth quarter and $0.28 in Fiscal 2023

PHOENIX, November 28, 2023 – Leslie’s, Inc. (“Leslie’s”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the fourth quarter and Fiscal 2023.

Mike Egeck, Chief Executive Officer said, “Following three years of unprecedented growth, the pool industry and Leslie’s faced multiple transitory headwinds in 2023 that impacted our financial results through the fiscal fourth quarter. Despite these impacts, we continued to deliver exceptional service to our customers. In 2023, brand awareness, in stock service levels and corresponding net promoter scores were at all-time highs. In addition, our Pool Perks® loyalty program grew, customer lifetime value increased and we continued to gain market share, all of which are a testament to the focus and execution of our team members.”

Mr. Egeck continued, “Looking forward, the fundamental advantages of the after-market pool-care industry remain intact, as do our competitive advantages. Leslie’s remains the largest specialty retailer in the industry with unmatched capabilities and clear long-term growth opportunities, which along with our focus on executing against our strategic initiatives, position us to drive financial performance and create shareholder value as industry conditions normalize.”

Fourth Quarter Highlights

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Sales decreased 9.1% to $432.4 million compared to $475.6 million in the prior year period. Comparable sales decreased 11.0% compared to the prior year period. Non-comparable sales including acquisitions and new stores contributed $8.8 million in sales for the period.
•
Gross profit decreased 26.3% to $160.2 million from $217.2 million in the prior year period. Gross margin was 37.0% compared to 45.7% in the prior year period. The decrease in gross profit was driven by the full quarter impact of decreased retail chemical pricing actions taken in June 2023, adjustments associated with year-end physical inventory count results, expensing of capitalized distribution costs associated with the reduction of inventory, lower product rebates, and occupancy deleverage associated with the decrease in comparable sales.
•
Selling, general and administrative expenses (“SG&A”) decreased 9.3% to $121.6 million from $134.1 million in the prior year period, driven by lower sales, expense management actions and lower performance compensation, partially offset by costs incurred from the discontinued use of certain software subscriptions and executive transition costs associated with restructuring actions.
•
Operating income was $38.5 million compared to $83.1 million in the prior year period.
•
Interest expense increased $7.6 million to $17.2 million from $9.6 million in the prior year period primarily due to higher effective interest rates.
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Net income was $16.5 million compared to $57.9 million in the prior year period.
•
Adjusted net income was $25.7 million compared to $64.4 million in the prior year period.
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Diluted earnings per share was $0.09 compared to $0.31 in the prior year period. Adjusted diluted earnings per share was $0.14 compared to $0.35 in the prior year period.
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Adjusted EBITDA was $59.5 million compared to $99.5 million in the prior year period.

Fiscal 2023 Highlights

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Sales decreased 7.1% to $1,451.2 million compared to $1,562.1 million in the prior year. Comparable sales decreased 11.0%. Non-comparable sales including acquisitions and new stores contributed $59.6 million for the year.
•
Gross profit decreased 18.6% to $548.2 million compared to $673.7 million in the prior year. Gross margin decreased to 37.8% from 43.1% in the prior year. The decrease in gross margin was primarily driven by decreased retail chemical pricing actions taken in June 2023, inventory adjustments associated with year-end physical inventory results, elevated distribution costs, lower product rebates, and occupancy deleverage associated with the decrease in comparable sales.
•
SG&A increased $11.0 million to $446.0 million compared to $435.0 million in the prior year due to costs incurred from the discontinued use of certain software subscriptions, executive transition costs associated with our restructuring, and non-comparable expense from acquisitions and new stores.
•
Operating income was $102.2 million compared to $238.8 million in the prior year.
•
Interest expense increased $35.2 million to $65.4 million from $30.2 million in the prior year.
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Net income was $27.2 million compared to $159.0 million in the prior year.
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Adjusted net income was $51.1 million compared to $176.4 million in the prior year.
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Diluted earnings per share was $0.15 compared to $0.85 in the prior year. Adjusted diluted earnings per share was $0.28 compared to $0.95 in the prior year.
•
Adjusted EBITDA was $168.1 million compared to $292.3 million in the prior year.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $55.4 million as of September 30, 2023 compared to $112.3 million as of October 1, 2022, a decrease of $56.9 million primarily due to lower net income.
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Inventories as of September 30, 2023 decreased 13.8% to $311.8 million compared to $361.7 million as of October 1, 2022.
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Funded debt on our term loan was $789.8 million as of September 30, 2023 compared to $797.9 million as of October 1, 2022. As of September 30, 2023, we had no borrowings and availability of $238.6 million under our revolving credit facility.
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The effective rate on our term loan during the fourth quarter of Fiscal 2023 was 8.1% compared to 4.3% during the fourth quarter of Fiscal 2022.
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Net cash provided by operating activities was $6.5 million in Fiscal 2023 compared to $66.6 million in Fiscal 2022.
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Capital expenditures were $38.6 million in Fiscal 2023 compared to $31.7 million in Fiscal 2022.
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Net cash used for business acquisitions was $15.5 million in Fiscal 2023 compared to $107.7 million in Fiscal 2022.

•
As of September 30, 2023, approximately $147.7 million remained available for future share repurchases under the Company’s existing share repurchase program.

Fiscal 2024 Outlook

The Company expects the following for Fiscal 2024:

Sales	$1,410 to $1,470 million
Gross profit	$550 to $573 million
Net income	$32 to $46 million
Adjusted net income	$46 to $60 million
Adjusted EBITDA	$170 to $190 million
Adjusted diluted earnings per share	$0.25 to $0.33
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and Fiscal 2023 is scheduled for today, Tuesday, November 28, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products, including evolving legal standards and regulations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$432,370	$475,591	$1,451,209	$1,562,120
Cost of merchandise and services sold	272,209	258,402	902,986	888,379
Gross profit	160,161	217,189	548,223	673,741
Selling, general and administrative expenses	121,617	134,115	446,044	434,987
Operating income	38,544	83,074	102,179	238,754
Other expense:
Interest expense	17,156	9,581	65,438	30,240
Other (income) expenses, net	—	(10)	—	397
Total other expense	17,156	9,571	65,438	30,637
Income before taxes	21,388	73,503	36,741	208,117
Income tax expense	4,907	15,569	9,499	49,088
Net income	$16,481	$57,934	$27,242	$159,029
Earnings per share:
Basic	$0.09	$0.32	$0.15	$0.86
Diluted	$0.09	$0.31	$0.15	$0.85
Weighted average shares outstanding:
Basic	184,181	183,267	183,839	184,347
Diluted	184,782	184,688	184,716	186,148

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Adjusted EBITDA	$59,466	$99,542	$168,149	$292,276
Adjusted net income	$25,743	$64,360	$51,113	$176,391
Adjusted diluted earnings per share	$0.14	$0.35	$0.28	$0.95
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	September 30, 2023	October 1, 2022
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$55,420	$112,293
Accounts and other receivables, net	29,396	45,295
Inventories	311,837	361,686
Prepaid expenses and other current assets	23,633	23,104
Total current assets	420,286	542,378
Property and equipment, net	90,285	78,087
Operating lease right-of-use assets	251,460	236,477
Goodwill and other intangibles, net	218,855	213,701
Deferred tax assets	7,598	1,268
Other assets	45,951	37,720
Total assets	$1,034,435	$1,109,631
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$149,154	$266,972
Operating lease liabilities	62,794	60,373
Income taxes payable	5,782	12,511
Current portion of long-term debt	8,100	8,100
Total current liabilities	225,830	347,956
Operating lease liabilities, noncurrent	193,222	179,835
Long-term debt, net	773,276	779,726
Other long-term liabilities	3,469	65
Total liabilities	1,195,797	1,307,582
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,333,670 and 183,480,545 issued and outstanding as of September 30, 2023 and October 1, 2022, respectively.	184	183
Additional paid in capital	99,280	89,934
Retained deficit	(260,826)	(288,068)
Total stockholders’ deficit	(161,362)	(197,951)
Total liabilities and stockholders’ deficit	$1,034,435	$1,109,631

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Year Ended
	September 30, 2023	October 1, 2022
	(Unaudited)	(Audited)
Operating Activities
Net income	$27,242	$159,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,142	30,769
Equity-based compensation	11,703	11,346
Amortization of deferred financing costs and debt discounts	2,100	1,982
Provision for doubtful accounts	193	1,186
Deferred income taxes	(6,330)	2,466
Loss on asset and contract dispositions	6,396	466
Changes in operating assets and liabilities:
Accounts and other receivables	16,101	(7,621)
Inventories	54,331	(143,147)
Prepaid expenses and other current assets	(3,466)	(1,476)
Other assets	(9,990)	(12,670)
Accounts payable and accrued expenses	(120,048)	23,841
Income taxes payable	(6,729)	5,566
Operating lease assets and liabilities, net	825	(5,093)
Net cash provided by operating activities	6,470	66,644
Investing Activities
Purchases of property and equipment	(38,577)	(31,726)
Business acquisitions, net of cash acquired	(15,549)	(107,663)
Proceeds from asset dispositions	1,587	408
Net cash used in investing activities	(52,539)	(138,981)
Financing Activities
Borrowings on Revolving Credit Facility	264,000	45,000
Payments on Revolving Credit Facility	(264,000)	(45,000)
Repayment of long-term debt	(8,100)	(8,100)
Payment of deferred financing costs	(347)	—
Proceeds from options exercised	—	1,378
Repurchase and retirement of common stock	—	(152,146)
Payments of employee tax withholdings related to restricted stock vesting	(2,357)	—
Net cash used in financing activities	(10,804)	(158,868)
Net decrease in cash and cash equivalents	(56,873)	(231,205)
Cash and cash equivalents, beginning of year	112,293	343,498
Cash and cash equivalents, end of year	$55,420	$112,293
Supplemental Information:
Interest	$63,059	$32,617
Income taxes, net of refunds received	22,559	41,149

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income	$16,481	$57,934	$27,242	$159,029
Interest expense	17,156	9,581	65,438	30,240
Income tax expense	4,907	15,569	9,499	49,088
Depreciation and amortization expense(1)	8,573	7,889	34,142	30,769
Equity-based compensation expense(2)	2,607	3,097	12,067	11,922
Loss on asset and contract dispositions(3)	6,276	195	6,379	426
Executive transition costs(4)	2,470	442	6,160	883
Costs related to equity offerings(5)	—	—	—	550
Strategic project costs(6)	241	532	3,004	4,960
Other non-recurring costs(7)	755	4,303	4,218	4,409
Adjusted EBITDA	$59,466	$99,542	$168,149	$292,276

	Three Months Ended		Year Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income	$16,481	$57,934	$27,242	$159,029
Equity-based compensation expense(2)	2,607	3,097	12,067	11,922
Loss on asset and contract dispositions (3)	6,276	195	6,379	426
Executive transition costs (4)	2,470	442	6,160	883
Costs related to equity offerings(5)	—	—	—	550
Strategic project costs(6)	241	532	3,004	4,960
Other non-recurring cost(7)	755	4,303	4,218	4,409
Tax effects of these adjustments(8)	(3,087)	(2,143)	(7,957)	(5,788)
Adjusted net income	$25,743	$64,360	$51,113	$176,391

Diluted earnings per share	$0.09	$0.31	$0.15	$0.85
Adjusted diluted earnings per share	$0.14	$0.35	$0.28	$0.95
Weighted average shares outstanding
Basic	184,181	183,267	183,839	184,347
Diluted	184,782	184,688	184,716	186,148
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and the related Company payroll tax expense, which are reported in SG&A in our consolidated statements of operations.
(3)
Includes losses (gains) on asset and contract dispositions, which are reported in SG&A in our consolidated statements of operations.
(4)
Includes executive transition costs and severance associated with corporate restructuring, which are reported in SG&A in our consolidated statements of operations.
(5)
Includes costs incurred for follow-on equity offerings, which are reported in other (income) expenses, net in our consolidated statements of operations.
(6)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our consolidated statements of operations.
(7)
Includes merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management, which are reported in SG&A in our consolidated statements of operations.
(8)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense in our consolidated statements of operations.